UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2015

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into Material Definitive Agreement.

(1)     On June 15, 2015, SANUWAVE Health, Inc., a Nevada Corporation (the “Company”), and its wholly owned subsidiary SANUWAVE, Inc., a Delaware Corporation (the “Borrower”) and HealthTronics, Inc. (“HealthTronics”) entered into an amendment (the “Amendment”) to amend certain provisions of two promissory notes (the “Promissory Notes”) dated August 1, 2005 between the Borrower and HealthTronics with an aggregate outstanding principal balance of $5,372,743. The Amendment provides for the extension of the due date of the Promissory Notes to January 31, 2017. In connection with the Amendment, the Company entered into a security agreement with HealthTronics to provide a first security interest in the assets of the Company. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1, and is incorporated by reference herein.

(2)     In connection with the Amendment, the Company and the Borrower entered into a security agreement with HealthTronics, dated June 15, 2015 (the “Security Agreement”), to provide a first security interest in the assets of the Company to HealthTronics. A copy of the Security Agreement is attached to this Current Report as Exhibit 4.1, and is incorporated by reference herein.

(3)     In addition, the Company, in connection with the Amendment, issued to HealthTronics, on June 15, 2015, an aggregate total of 3,310,000 warrants (the “Class K Warrants”) to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at an exercise price of $0.55 per share, subject to certain anti-dilution protection. Each Class K Warrant represents the right to purchase one share of Common Stock. The warrants vested upon issuance and expire after ten years. A copy of the Class K Warrant is attached to this Current Report as Exhibit 4.2, and is incorporated by reference herein.

The Amendment, the Security Agreement and the Class K Warrant (collectively the “Agreements”) are included in this Current Report to provide information regarding their respective terms. They are not provided to give factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The foregoing descriptions of each of the Agreements contained in this Item 1.01 of this Current Report do not purport to be complete and are qualified in their entirety by reference to the Agreements.

Item 3.02        Unregistered Sales of Equity Securities.

On June 15, 2015, the Company completed the unregistered issuance of 3,310,000 Class K Warrants, pursuant to the Amendment as described in Item 1.01 of this Current Report. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02 of this Current Report.

The issuance of the Class K Warrants described in Item 1.01 and 3.02 of this Current Report is exempt from registration under the Securities Act, pursuant to, inter alia, Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Company has not engaged in general solicitation or advertising with regard to the issuance of these securities and is not offering securities to the public in connection with this issuance.

Item 7.01       Regulation FD Disclosure.

On June 18, 2015, the Company announced entering into the Agreements described in Item 1.01 of this Current Report. A copy of the related press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Security Agreement, dated as of June 15, 2015, entered into by SANUWAVE, Inc., and each of its domestic subsidiaries, in favor of HealthTronics, Inc.

4.2	Class K Warrant Agreement.

4.3	Form of Promissory Note, dated August 1, 2005, issued by SANUWAVE, Inc. to Healthtronics, Inc. (incorporated by reference to Form 8-K filed with the SEC on September 30, 2009).

10.1	Amendment to promissory notes entered into as of June 15, 2015 by and among SANUWAVE Health, Inc., SANUWAVE, Inc. and HealthTronics, Inc.

99.1	Press Release dated June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: June 18, 2015	By:	/s/ Kevin A. Richardson II
Name: Kevin A. Richardson II
Title: Chairman of the Board/CEO

EXHIBIT INDEX

Exhibit No.	Description

4.1	Security Agreement, dated as of June 15, 2015, entered into by SANUWAVE, Inc., and each of its domestic subsidiaries, in favor of HealthTronics, Inc.

4.2	Class K Warrant Agreement

4.3	Form of Promissory Note, dated August 1, 2005, issued by SANUWAVE, Inc. to Healthtronics, Inc. (incorporated by reference to Form 8-K filed with the SEC on September 30, 2009).

10.1	Amendment to promissory notes entered into as of June 15, 2015 by and among SANUWAVE Health, Inc., SANUWAVE, Inc. and HealthTronics, Inc.

99.1	Press Release dated June 18, 2015.